UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2003

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-26582 (Commission File Number)	94-1358276 (IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 WORLD AIRWAYS ADJOURNS STOCKHOLDER MEETING

ITEM 5. Other Events and Required FD Disclosure.

      On December 15, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), issued a press release announcing that the Registrant adjourned the special meeting of stockholders scheduled for December 15, 2003 because of lack of a quorum. The special meeting will reconvene on Friday, December 19, 2003, at 11 a.m., Eastern Standard Time, at the Registrant’s executive offices in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269. The text of the press release is filed as part of this Current Report as Exhibit 99.1 under this Item 5 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

Exhibit No.	Document

99.1	Press release of the Registrant, dated as of December 15, 2003.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2003	World Airways, Inc. (Registrant)

	By:	/s/ Hollis L. Harris Hollis L. Harris Chairman and Chief Executive Officer